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                                   EXHIBIT 22


SUBSIDIARIES* OF GRAPHIC INDUSTRIES, INC.
- -----------------------------------------

                       NAME                        STATE OF INCORPORATION
        -----------------------------------------  ----------------------

ATLANTA BLUE PRINT CO.
  d/b/a/ Atlanta Blue Print &
  Graphics Co.

     Subsidiaries:  Executive Courier, Inc.            Georgia
                    Tower Printing Company

     Divisions:     A&E Reprographics
                    and Supply Company

                    Atlantic Reprographics

                    Carolina Reprographics

                    Prizma Photographics

                    Arco Blueprinter

                    Cobb Reprographics
                    and Office Supply

                    Imaging Technologies
                    Services

                    Macon Blue Print
                    Company

                    Piedmont Printmakers

                    Reprographic Imaging
                    Technologies

                    Spartan Blueprinters

AUTOCOMP, INC.                                         Georgia

ALLIED REPROGRAPHICS, INC.                             Georgia

BAUM PRINTING HOUSE, INC.                              Pennsylvania

CARPENTER RESERVE PRINTING COMPANY                     Ohio

CRAFTSMAN PRINTING COMPANY                             North Carolina

  Division: Carolina Mailing Company

GENERAL COLOR INC.  **                                 Georgia
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SUBSIDIARIES* OF GRAPHIC INDUSTRIES, INC.
- -----------------------------------------

         NAME                                STATE OF INCORPORATION
- ----------------------------------           ----------------------

GRAPHIC MICHIGAN, INC.                             Michigan

GRAPHIC DIRECT, INC.-ILLINOIS                      Illinois

HERITAGE PRESS, INC.                               Texas

HOECHSTETTER PRINTING COMPANY, INC.                Pennsylvania

IPD PRINTING & DISTRIBUTING, INC.                  Georgia

INTEGRATED GRAPHIC SERVICES                        Georgia

MERCURY PRINTING COMPANY                           Tennessee

MONROE LITHO, INC.                                 New York

QUADRAS, INC.                                      Georgia

SOUTHERN SIGNATURES, INC.                          Georgia

STATE PRINTING COMPANY                             South Carolina

THE STEIN PRINTING COMPANY, INC.                   Georgia

     Subsidiaries:  Lex Publishing Company         Georgia

                    Stein Management Service       Georgia

W.E. ANDREWS CO. INC.                              Georgia

     Subsidiaries:  W.E. Andrews Co.
                    Inc. of Connecticut            Connecticut

                    A.C. Scanning Inc.             Massachusetts

                    The Central Press
                    of Miami, Inc.                 Florida


WETMORE & COMPANY                                  Texas

WILLIAMS PRINTING COMPANY                          Georgia

     Subsidiary:  Graphic Print Services           Georgia


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*    All wholly-owned

**  Not an operating company